EXHIBIT 10.12

                               VAUGHAN FOODS INC.
                            216 Northeast 12th Street
                              Moore, Oklahoma 73160

                                                                  March 22, 2007

Braxton Management, Inc.
Mr. Herb Grimes
      and
Mr. Stan Gustas
c/o Vaughan Foods, Inc.
216 Northeast 12th Street
Moore, Oklahoma 73160

         This will set forth the agreement pursuant to which we, or a wholly owned subsidiary formed for that purpose, will acquire all of your current 40% limited partnership interests in Allison's Gourmet Kitchens, LP ("Allisons") and the general partnership interest in Allison's of Braxton Management, Inc. ("Braxton").

         1. Simultaneously with the effectiveness of an initial public offering of our equity securities ("IPO"), we will acquire all of the limited partnership interests held by you for $2.5 million payable in cash (the "Purchase Price"). The Purchase Price will be payable immediately after the closing of the IPO. The Purchase Price will be divided 12 1/2 to Stan and 87 1/2 to Herb.

         2. Simultaneously with the transfer of the limited partnership interests, Braxton will assign to us its general partnership interest in Allison's in return for our undertaking, as set forth herein, to indemnify and hold harmless Braxton from all liability as the former general partner of Allison's other that those liabilities, if any, resulting from Braxton's criminal conduct or gross negligence.

         3. The limited partnership interests in Allison's conveyed hereunder, together with the 60% interest in Allison's currently owned by Mark
E. Vaughan and Vernon J. Brandt, Jr. and to be conveyed under a separate agreement, will be held in an operating division or by a separate subsidiary that we will organize for that purpose. Herb will serve as the Chairman and Chief Executive Officer of that division or subsidiary and will be compensated in accordance with the agreement previously reached with us.

         If this letter accurately sets forth our understanding, please sign and return a copy of this letter to us.

                                        Very truly yours,
                                        VAUGHAN FOODS, INC.



                                        By: /s/ Mark E. Vaughan
                                            -------------------
                                            Mark E. Vaughan, President

Accepted and agreed to
This 22nd day of March, 2007

/s/ Herb Grimes
---------------
Herb Grimes

/s/ Stan Gustas
---------------
Stan Gustas


Braxton Management, Inc.

By: /s/ Herb Grimes
    ---------------